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                                                         EXHIBIT 4 (bb)

                              REMARKETING AGREEMENT




                                                                 August 22, 2000


MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

                  Morgan Stanley & Co. Incorporated is undertaking to remarket the % Trust Preferred Securities due August 18, 2004 (the "Trust Preferred Securities"), issued by CMS Energy Trust III, a Delaware business trust (the "Trust"), pursuant to Fourth Amended and Restated Declaration of Trust (the "Amended Declaration"), dated as of August 22, 2000 by and among CMS Energy Corporation, a Michigan corporation (the "Company"), as Sponsor, Alan M. Wright and Thomas A. McNish as the initial Regular Trustees, The Bank of New York, as the initial Property Trustee, and The Bank of New York (Delaware), as the initial Delaware Trustee, not in their individual capacities but solely as Trustees, and the Holders, from time to time, of the Securities representing undivided beneficial ownership interests in the assets of the Trust to be issued pursuant to the Amended Declaration.

                  The Remarketing (as defined below) of the Trust Preferred Securities is provided for in the Amended Declaration, the Pledge Agreement and the Purchase Contract Agreement (as defined below).

                  If a liquidation and dissolution of the Trust shall have occurred prior to the Purchase Contract Settlement Date and the Subordinated Deferrable Notes have been distributed to the holders of the Trust Preferred Securities all references herein to "Trust Preferred Securities" shall instead be references to "Subordinated Deferrable Notes" and references to "Remarketed Trust Preferred Securities" shall instead be references to "Remarketed Subordinated Deferrable Notes", unless the context otherwise requires.


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                  Section 1.        Definitions.

                  (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of August 22, 2000 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent").

                  (b) As used in this Agreement, the following terms have the following meanings:

                  "Guarantee Agreement" means the guarantee agreement dated August 22, 2000 between the Company and The Bank of New York.

                  "Remarketed Trust Preferred Securities" means the Trust Preferred Securities subject to the Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent after 11:00 a.m., New York City time, on the fifth Business Day immediately preceding August 18, 2003;

                  "Remarketing Procedures" means the procedures in connection with the Remarketing of the Trust Preferred Securities described in the Purchase Contract Agreement, the Pledge Agreement and the Amended Declaration, as the case may be; and

                  "Remarketing" means the remarketing of the Remarketed Trust Preferred Securities pursuant to the Remarketing Procedures.

                  "Transaction Documents" means the Purchase Contract Agreement, the Pledge Agreement and the Amended Declaration, collectively.

                  Section 2.        Appointment and Obligations of the
Remarketing Agent.

                  (a) The Company hereby appoints Morgan Stanley & Co. Incorporated as exclusive remarketing agent (the "Remarketing Agent"), and Morgan Stanley & Co. Incorporated hereby (1) accepts appointment as Remarketing Agent, for the purpose of (a) Remarketing Remarketed Trust Preferred Securities on behalf of the holders thereof and (b) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures, and (2) accepts and will perform all obligations of the Remarketing Agent set forth in the Amended Declaration, the



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Pledge Agreement and the Purchase Contract Agreement.

                  (b) The Remarketing Agent agrees to (1) use reasonable efforts to remarket the Remarketed Trust Preferred Securities tendered or deemed tendered to the Remarketing Agent in the Remarketing, (2) notify the Company, the Depositary and the Indenture Trustee promptly of the Reset Rate and (3) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

                  (c) On the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use reasonable efforts to remarket the Trust Preferred Securities tendered or deemed tendered for purchase at a price equal to 100.50% of the aggregate stated liquidation amount thereof.

                  (d) If, as a result of the efforts described in 2(c), the Remarketing Agent has determined that it will be able to remarket all of the Preferred Securities tendered or deemed tendered for purchase at a price of 100.50% of the aggregate stated liquidation amount of such Preferred Securities, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), sufficient to cause the then-current aggregate market value of the Preferred Securities to be equal to 100.50% of the aggregate stated liquidation amount of such Preferred Securities, that the Remarketing Agent determines, in its sole reasonable judgment, to be the lowest rate per annum that will enable it to remarket all of the Preferred Securities tendered or deemed tendered for Remarketing.

                  (e) If none of the Holders of the Preferred Securities or the holders of the PEPS Units elect to have Preferred Securities remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole reasonable discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date.

                  (f) Upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall: (1) retain $0.125 per Remarketed Trust Preferred Security as a remarketing fee for the performance of its services as Remarketing Agent hereunder; and (2) remit to the Collateral Agent all other proceeds of the Remarketed Trust Preferred Securities subject to the Pledge Agreement.

                  (g) If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Trust Preferred Securities tendered or deemed tendered for purchase pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Property Trustee,




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the Trust and the Company. In the event of a Failed Remarketing, the Reset Rate shall equal the Two Year Benchmark Treasury Rate plus the Applicable Margin.

                  (h) By approximately 4:30 p.m., New York City time, on the Remarketing Date (provided there has not been a Failed Remarketing), the Remarketing Agent shall advise, by telephone:

                          (1) the Depositary, the Property Trustee, the Indenture Trustee, the Trust and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Trust Preferred Securities sold in the Remarketing;

                          (2)      each purchaser (or the Depositary
         Participant thereof) of Remarketed Trust Preferred Securities of the Reset Rate and the number of Remarketed Trust Preferred Securities such purchaser is to purchase; and

                          (3) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Remarketed Trust Preferred Securities purchased through the facilities of the Depositary.

                  Section 3. Representations and Warranties of the Company and the Trust.


                  The Company and the Trust jointly and severally represent and warrant (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Purchase Contract Settlement Date that:

                  (a) A registration statement on Form S-3, as amended (Registration Nos. 333-68937 and 333-68937-01) (the "Initial Registration Statement") in respect of the initial offering of the Trust Preferred Securities, the Subordinated Deferrable Notes and the Guarantee, has been filed with the Securities and Exchange Commission (the "Commission"); a registration statement on Form S-3, if required in connection with this Agreement also may be prepared by the Company; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including


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all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act each in the form heretofore delivered to the Representatives); no stop order suspending the effectiveness of the Initial Registration Statement is in effect and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Trust Preferred Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing;


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                  (b)     The documents incorporated by reference in the
Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus;

                  (c) The Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement, the Prospectus and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) The Trust has no subsidiaries. There has not been any material and adverse change in the business, properties or financial condition of the Company and its Subsidiaries (as defined in Rule 405 under the Act, and hereinafter called the "Subsidiaries"), taken as a whole, from that set forth in the Registration Statement and the Prospectus (other than changes referred to in or contemplated by the Registration Statement or the Prospectus);



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                  (e)     The Company has been duly organized and is validly
existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; each significant subsidiary (as defined in Rule 405 under the Act, and hereinafter called a "Significant Subsidiary") of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (f) Except for any securities issued after the date of this Agreement and except for the outstanding shares of preferred stock of Consumers Energy Company, the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, the 8.20% Trust Originated Preferred Securities of Consumers Energy Financing II, the 9-1/4% Trust Originated Preferred Securities of Consumers Energy Financing III, the 7.75% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I, the 8.750% Adjustable Convertible Trust Securities of CMS Energy Trust II, the % Preferred Securities of CMS Energy Trust III, and the Redeemable Hybrid Income Overnight Shares of CMS RHINOS Trust (except to the extent any of the foregoing securities have been redeemed, repaid or repurchased), all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any Lien, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options;


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                  (g)     The Trust Preferred Securities have been duly and
validly authorized by the Trust, and, when the Trust Preferred Securities are issued and delivered, such Trust Preferred Securities will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the Trust Preferred Securities will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to any preemptive or other similar rights; the Trust Preferred Securities will have the rights set forth in the Amended Declaration, and the terms of the Trust Preferred Securities are valid and binding on the Trust;

                  (h) The Trust Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights;

                  (i) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (j) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Prospectus in connection with the purchase and distribution of the Trust Preferred Securities, in connection with the execution, delivery or performance of the Purchase Contract Agreement, the Pledge Agreement, the Guarantee, the Amended Declaration, the Indenture and the Underwriting Agreement, or to issue, sell and deliver the Purchase Contracts, Subordinated Deferrable Notes and the Purchase Contract Shares;


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                  (k)     No order, license, consent, authorization or approval
of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Trust to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Prospectus in connection with the purchase and distribution of the Trust Preferred Securities, in connection with the execution, delivery or performance of the Amended Declaration and the Underwriting Agreement, or to issue, sell and deliver the Trust Preferred Securities and the Trust Common Securities;

                  (l) The execution and delivery by the Trust of this Agreement and the Underwriting Agreement, the compliance by the Trust with all of the provisions of this Agreement, the Underwriting Agreement, the issuance and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust, the purchase of the Subordinated Deferrable Notes by the Trust, the distribution of the Subordinated Deferrable Notes by the Trust in the circumstances contemplated by the Amended Declaration, the performance of this Agreement, the Amended Declaration and the Underwriting Agreement, and the consummation of each of the transactions contemplated thereby did not and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Amended Declaration, any material terms or provisions of any material agreement or instrument to which the Trust is a party, any existing material applicable law, rule or regulation or any judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its properties or assets, or did or will result in the creation or imposition of any Lien on the Trust's properties or assets;

                  (m) The execution and delivery by the Company of this Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Guarantee, the Amended Declaration, the Indenture and the Underwriting Agreement, the compliance by the Company with all of the provisions of this Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Guarantee, the Amended Declaration, the Indenture and the Underwriting Agreement, the entry into the Purchase Contracts by the Company, the issuance and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust, the sale of the Subordinated Deferrable Notes by the Company to the Trust, the distribution of the Subordinated Deferrable Notes by the Trust in the circumstances contemplated by



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the Amended Declaration, the issuance and sale by the Company of the Purchase
Contract Shares, the performance of this Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Guarantee, the Amended Declaration, the Indenture and the Underwriting Agreement, and the consummation of each of the transactions contemplated thereby, did not and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material terms or provisions of any material agreement or instrument to which the Company is a party, any existing material applicable law, rule or regulation or any judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any Lien on the Company's properties or assets;

                  (n) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement or the Trust Preferred Securities or (ii) if determined adversely, is likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement;

                  (o) Except as set forth in the Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries, or any of their respective properties, may be bound;

                  (p) Neither the Company, the Trust nor any of the Subsidiaries is, after giving effect to the offering and sale of the Trust Preferred Securities, will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust is not required to be registered under the Investment Company Act;

                  (q) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended Declaration and the Underwriting Agreement and the agreements and instruments contemplated by the Amended Declaration and described in the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and, to the knowledge of each of the Company and the Trust, the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                  (r) The Guarantee, the Subordinated Deferrable Notes, the Amended Declaration and the Indenture have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee and, in the case of the Amended Declaration, by the CMS Trustees and, in the case of the Indenture, by the Debenture Trustee, and, in the case of the Subordinated Deferrable Notes, when validly authenticated and delivered by the Debenture Trustee and, in the case of the Guarantee, upon due execution, authentication and delivery of the Subordinated Deferrable Notes and upon payment therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Subordinated Deferrable Notes are entitled to the benefits of the Indenture; the Amended Declaration, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act;

                  (s) This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust, and this Agreement conforms to the description thereof in the Transaction Documents;

                  (t) Each of the Amended Declaration, the Guarantee, the Indenture, and the Subordinated Deferrable Notes will conform in all material respects to the description thereof contained in the Prospectus; and

                  (u)     The certificate delivered pursuant to paragraph (e) of
Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Remarketed Trust Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

                  Section 4.        Fees.

                  For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing an amount equal to 0.5% of the $25 Stated Amount of all Remarketed Trust Preferred Securities.

                  Section 5.        Covenants of the Company.

                  The Company covenants and agrees as follows:

                  (a)      (1)      To prepare any registration statement or the
Prospectus, if required in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder;

                           (2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                           (3) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Trust Preferred Securities;

                           (4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Trust Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (c) To furnish to the Remarketing Agent in New York City such copies of the following documents as the Remarketing Agent shall reasonably request: (1) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (2) the Prospectus and any amended or supplemented Prospectus; (3) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and (4) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

                  (e) Prior to filing with the Commission (1) any amendment to the Registration Statement or supplement to the Prospectus or (2) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

                  (f) As soon as practicable, but in any event not later than eighteen months, after the Effective Date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its Subsidiaries complying with (which need not be audited)
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158). The terms "generally available to its security holders" and

"earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations.

                  (g) To take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Trust Preferred Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (h) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Trust Preferred Securities under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

                  Section 6.        Conditions to the Remarketing Agent's
Obligations.

                  The obligations of the Remarketing Agent hereunder are subject to the following conditions:

                  (a) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) The Remarketing Agent shall not have discovered and disclosed to the Company prior to or on the Remarketing Date that the Prospectus, the Registration Statement, or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) Since the respective dates as of which information is given in the Remarketing Materials (1) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (2) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (3) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or New York State authorities or (4) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and in the case of any of the events specified in clauses (1), (2),
(3) and (4), such event, singly or together with any other such event, makes it, in the judgment of the Remarketing Agent, impracticable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and in the Remarketing Materials.

                  (d) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and the Company shall have performed in all material respects all covenants and agreements herein contained to be performed on its part at or prior to the Remarketing Date.

                  (e) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Trust Preferred Securities is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date; (3) the Registration Statement, as of its Effective Date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Arthur Andersen LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

                  (g) Michael D. Van Hemert, Assistant General Counsel to the Company and the Trust, shall have furnished to the Remarketing Agent his written opinion or opinions addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsels' opinion or opinions furnished pursuant to Section 6(c) of the Underwriting Agreement dated August 16, 2000 among the Company, the Trust and the underwriters named therein relating to up to 10,000,000 % Premium Equity Participating Securities Units - PEPS(SM) Units, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials;

                  (h) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent;

                  (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  Section 7.        Indemnification.

                  (a) The Trust and the Company, jointly and severally, will, to the extent permitted by law, indemnify and hold harmless the Remarketing Agent against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Trust nor the Company shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other Remarketing Materials in reliance upon and in conformity with written information furnished to the Trust and the Company by the Remarketing Agent expressly for use therein, and except that this indemnity shall not inure to the benefit of the Remarketing Agent (or any person controlling the Remarketing Agent) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Remarketed Trust Preferred Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of the Remarketing Agent to such person (i) with or prior to the written confirmation of sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Remarketed Trust Preferred Securities involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

                  (b) The Remarketing Agent will indemnify and hold harmless the Trust and the Company against any losses, claims, damages or liabilities to which the Trust and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other Remarketing Materials in reliance upon and in conformity with written information furnished to the Trust and the Company by the Remarketing Agent expressly for use therein; and will reimburse the Trust and the Company for any legal or other expenses reasonably incurred by the Trust and the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under subsection (a) or (b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person"), promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under subsection (a) or (b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Remarketing Agent in the case of parties indemnified pursuant to subsection (b) and by the Company in the case of parties indemnified pursuant to subsection (a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses for more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

         In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Remarketing Agent and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (i) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (ii) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (iii) the Company and the Remarketing Agent shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

         The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 7, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

                  Section 8.        Contribution.

                  (a) If the indemnification provided for in Section 7(a) or 7(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Remarketing Agent on the other from the offering of the Remarketed Trust Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7 (c) above and such failure resulted in the indemnifying party being prejudiced in a material way, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust and the Company bear to the total placement fees received by the Remarketing Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Company on the one hand or the Remarketing Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Trust, the Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this
Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, provided that the provisions of Section 8 have been complied with (in all material respects) in respect of any separate counsel for such indemnified party.

Notwithstanding the provisions of this Section 8, the Remarketing Agent shall not be required to contribute any amount greater than the excess of (i) the total price at which the Trust Preferred Securities placed by it and distributed to the public were offered to the public over (ii) the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Remarketing Agent in this Section 8 to contribute are several in proportion to their respective placement fees and not joint.

                  Section 9.        Resignation and Removal of the Remarketing
Agent.

                  The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company or the Trust may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depository, the Property Trustee, the Trust and the Indenture Trustee and, in the case of a removal, the removed Remarketing Agent, the Depository, the Property Trustee, the Trust and the Indenture Trustee; provided, however, that:

                  (a) the Company may not remove the Remarketing Agent unless (1) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (2) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date, (3) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder, or (4) the Remarketing Agent shall determine that (i) the Company has not met its obligation under
Section 6(d) or (ii) using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials;

                  (b) the Remarketing Agent may not resign without reasonable cause; and

                  (c) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing

Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company and the Trust, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures in all material respects.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 7 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

                  Section 10. Dealing in the Remarketed Trust Preferred Securities.

                  The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Trust Preferred Securities. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Trust Preferred Securities may be entitled to exercise or take pursuant to the Amended Declaration with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                  Section 11.       Remarketing Agent's Performance; Duty of
Care.

                  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Amended Declaration, the Pledge Agreement and the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Amended Declaration, the Pledge Agreement or the Purchase Contract Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company, the Trust or to any holder of Remarketed Trust Preferred Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part.

                  Section 12.       Termination.

                  This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9. In addition, this Agreement may be terminated (a) by the Company or the Trust by notifying the Remarketing Agent at any time before the time when the Remarketed Trust Preferred Securities are first generally offered by the Remarketing Agent to dealers by letter or telegram, or (b) by the Remarketing Agent by notifying the Company and the Trust at or prior to 10:00 a.m. (New York City time) five business days prior to the Remarketing Date by letter or telegram if any of the conditions described in Section 6 are not satisfied.

                  If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that (a) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarking Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it, and (b) if the Remarketing Agent failed or refused to purchase the Remarketed Trust Preferred Securities hereunder, without some reason sufficient hereunder to justify the cancellation or termination of if obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

                  Section 13.       Notices.

                  All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: David Ballard (fax: 212-761-0538);

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, Attention: General Counsel,
Telecopy: (313) 436-9258;

                  (c) if to the Trust, shall be delivered or sent by mail, telex or facsimile transmission to Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, Attention: General Counsel, Telecopy:
(313) 436-9258.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  Section 14.       Persons Entitled to Benefit of Agreement.

                  This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's and the Trust's directors, officers and Trustees who sign the Registration Statement and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 15.       Survival.

                  The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  Section 16.       Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of New York.

                  Section 17.       Counterparts.

                  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  Section 18.       Headings.

                  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Trust and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                                       Very truly yours,

                                       CMS ENERGY CORPORATION


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                       CMS ENERGY TRUST III

                                       By: CMS Energy Corporation,
                                           as Sponsor


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:



Accepted:

MORGAN STANLEY & CO. INCORPORATED


By:
   ------------------------------------
     Name:
     Title:

                                Table of Contents

                                                                          Page

Section 1.   Definitions                                                     1

Section 2.   Appointment and Obligations of the Remarketing Agent            2

Section 3.   Representations and Warranties of the Company and the Trust     4

Section 4.   Fees                                                           11

Section 5.   Covenants of the Company                                       11

Section 6.   Conditions to the Remarketing Agent's Obligations              14

Section 7.   Indemnification                                                16

Section 8.   Contribution                                                   19

Section 9.   Resignation and Removal of the Remarketing Agent               20

Section 10.  Dealing in the Remarketed Trust Preferred Securities           21

Section 11.  Remarketing Agent's Performance; Duty of Care                  22

Section 12.  Termination                                                    22

Section 13.  Notices                                                        23

Section 14.  Persons Entitled to Benefit of Agreement                       23

Section 15.  Survival                                                       23

Section 16.  Governing Law                                                  24

Section 17.  Counterparts                                                   24

Section 18.  Headings                                                       24